SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (“Sublease”) is made as of March 20, 2019 by and between CynergisTek, Inc. (“Sublandlord”), a Delaware corporation with a principal office at 11940 Jollyville Rd, 300N, Austin, Texas and Vereco LLC, a Delaware limited liability company with a mailing address of 30012 Ivy Glenn Drive, Suite 210, Laguna Niguel, California (“Subtenant”);

Sublandlord, as Tenant, and MVPlaza, Inc., as Owner (“Owner”), are parties to a certain Office Building Lease dated June 26, 2015 (the “Master Lease”), which Master Lease demises the premises (the “Master Lease Premises”) covering 18,320 rentable square feet located on the basement level and second (2nd) floor of a building located at 27271 Las Ramblas, Mission Viejo, California 92691 (the “Building”).

For good and valuable consideration, the parties hereby agree that:

1.Condition(s) Precedent. Notwithstanding anything to the contrary in this Sublease, the following are conditions precedent to this Sublease taking force and effect (collectively, the “Conditions”), and if any of the Conditions fail to occur on or before forty-five (45) days after the date of this Sublease, then Subtenant may cancel this Sublease (without liability to Sublandlord) by written notice to Sublandlord:

a.Owner’s Consent. Pursuant to Section 16 of this Sublease, Sublandlord shall obtain Owner’s consent to this Sublease. Sublandlord shall be responsible for the payment of any fees due to Owner pursuant to Section 16(b)(5) and Section 16(e) of the Master Lease.

b.Waiver Agreement. Sublandlord shall (i) execute and deliver a waiver, on a form satisfactory to Subtenant’s lender, pursuant to which Sublandlord agrees to waive certain claims, demands, and rights each party may have with respect to any or all of the property of the Subtenant, or in which the Subtenant has an interest (whether such property is now or hereafter located on or in the Subleased Premises), and all of the proceeds thereof (collectively, the “Collateral”) (“Sublandlord’s Waiver”) and (ii) obtain and deliver a waiver executed by Owner, on a form satisfactory to Subtenant’s lender, pursuant to which Owner agrees to waive any claims, demands, and rights Owner may have in the Collateral (“Owner’s Waiver”). Sublandlord and Subtenant agree that the parties will request Owner’s Waiver on the same form agreed to for Sublandlord’s Waiver.

2.Termination. If that certain Asset Purchase Agreement by and among CTEK Solutions, Inc., CynergisTek, Inc. and Vereco LLC is not fully executed (the date of such execution, the “Closing”) within forty-five (45) days after the date hereof, Subtenant may terminate this Sublease upon notice to Sublandlord.

3.Sublease

a.Subleased Premises.Sublandlord shall sublease the portion of the Master Lease Premises consisting of 12,620 rentable square feet, which is comprised of 2,420 rentable square feet on the basement level of the Building (which space is all of the Basement Premises demised under the Master Lease) and 10,200 rentable square feet on the second (2nd) floor of the Building, in each case as more fully identified on Exhibit 1 attached hereto and made a part hereof (collectively, the “Subleased Premises”), to Subtenant on the terms and conditions set forth herein and in the Master Lease (except as expressly set forth herein, including, without limitation, any provisions thereof that are excluded from incorporation by reference pursuant to Section 21 below).

b.Performance.  Notwithstanding anything to the contrary herein, it shall be understood that this Sublease shall at all times be subject to all the terms, covenants and conditions of the Master Lease, and any amendments and modifications thereto, with the same force and effect as if fully set forth herein at length; provided, that, Sublandlord shall not enter into any such amendment or modification without Subtenant’s consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed) unless such amendment or modification is solely in respect of the portion of the Master Lease Premises that is excluded from the Subleased Premises. Subject to the provisions of this Sublease, Subtenant agrees to perform all of the obligations of the Tenant under the Master Lease as to the Subleased Premises and shall receive all of the benefits of the Tenant under the Master Lease as to the Subleased Premises. Notwithstanding the foregoing, Sublandlord shall remain primarily liable to the Owner for all obligations under the Master Lease as it relates to the Subleased Premises.  Subtenant covenants and agrees (i) to use the Subleased Premises in accordance with the terms and conditions of the Master Lease and this Sublease, (ii) not to do or permit to be done any act which would result in a violation of any of the terms of the Master Lease or in any increase in rent payable by Sublandlord or any other obligation or liability of Sublandlord under the Master Lease, and (iii) not to fail to do any act required under the Master Lease or the Sublease if such failure would result in a violation of any of the terms of the Master Lease or in an increase in rent payable by Sublandlord or any other obligation or liability of Sublandlord under the Master Lease.  In the event of any inconsistencies between any of the provisions of this Sublease and the Master Lease, the terms of this Sublease shall govern.

4.Condition of Subleased Premises. Subtenant agrees to sublease the Sublet Premises “as is,” “where is,” with all faults, and Sublandlord makes no representation or warranties regarding the condition of the Subleased Premises except as provided herein. The Subleased Premises shall be delivered to Subtenant on the Commencement Date (as defined below) separately demised from the remainder of the Master Lease Premises, broom clean, and with all personal property removed, other than Sublandlord’s furniture, fixtures and equipment located in the Subleased Premises, which furniture, fixtures and equipment shall remain in the Subleased Premises and become the property of Subtenant on the Commencement Date.

5.Term.  Subtenant’s occupancy of the Subleased Premises and the term hereof shall commence on the date (the “Commencement Date”) that is the later of the date (i) that all of the Conditions are satisfied, or (ii) that the Closing occurs, and shall end on April 14, 2021, subject to extension or earlier termination pursuant to the terms of this Sublease (the “Expiration Date”).

6.Base Rent. Subtenant shall pay Sublandlord monthly “Base Rent” on or before the first day of each month of this Sublease, by check, subject to collection, and payable to CynergisTek, Inc. at 11940 Jollyville Rd, 300N, Austin, Texas 78759, as follows:

a.For the period commencing on the Commencement Date and ending on December 31, 2019:  Monthly installments of $29,447;

b.For the period commencing on January 1, 2020 and ending on December 31, 2020: Monthly installments of $30,330.41;

c.For the period commencing on January 1, 2021 and ending on March 31, 2021 : Monthly installments of $31,240.32; and

d.For the period commencing on April 1, 2021 and ending on the Expiration Date, April 14, 2021 (as the same may be earlier terminated pursuant to the terms of this Sublease): Single installment of $15,620.16.

e.Subtenant shall pay Sublandlord a service and handling charge equal to five percent (5%) of any Base Rent not paid within five (5) days after the date due.  In addition, any Base Rent, or additional rent, including late fees, not paid within five (5) days after the due date will bear interest at a rate equal to the maximum interest rate permitted by law from the date due to the date paid.

7.Letter of Credit. On or prior to the Commencement Date, Subtenant shall deliver to Sublandlord a letter of credit in the amount of $31,240.32 to Sublandlord, in the form attached hereto as Exhibit 3, to secure the performance by Subtenant of Subtenant’s obligations hereunder.

8.Project Operating Costs.  From and after the Commencement Date, Subtenant shall pay to Sublandlord, as additional rent (separate and apart from monthly Base Rent), which shall be deemed part of Rent hereunder, all amounts which are payable by Sublandlord pursuant to Section 5.2 and 5.5 of the Master Lease, provided that the term “Tenant’s Proportionate Share” (as such term is used in the Master Lease) shall mean 9.43%. Furthermore, Subtenant shall be responsible for the cost of any after-hours HVAC or excess electrical charges and special services provided by Owner to Subtenant for the Subleased Premises during Subtenant’s occupancy of the Subleased Premises, in each case, in accordance with the terms of the Master Lease.

9.Extension. Pursuant to Addendum “D” to the Master Lease, Sublandlord has the option to extend the term of the Lease for an additional period of five (5) years (such right being referred to as “Sublandlord’s Extension Right”). Sublandlord covenants and agrees that so long as this Sublease is in full force and effect, Sublandlord shall not exercise Sublandlord’s Extension Right.

10.Subtenant’s Repairs and Maintenance. Subtenant shall at all times keep the Subleased Premises in good condition and repair and in accordance with Section 11(b) of the Master Lease and shall surrender the Subleased Premises to Sublandlord or Owner upon expiration or earlier termination of the Term, broom-clean and in as good a condition as on the Commencement Date, reasonable wear and tear and damage due to fire or other casualty excepted; any and all moveable partitions, business and trade fixtures, machinery and equipment and office equipment located in the Subleased Premises and acquired by or for the account of Subtenant, without expense to Sublandlord, which can be removed without structural damage to the Subleased Premises, and all furniture, furnishings and other articles of movable personal property owned by Subtenant and located in the Premises, remaining on or in the Subleased Premises at the expiration or earlier termination of the Term shall be considered abandoned and shall be, at Sublandlord’s option, subject to removal, disposal in any manner and/or storage in a public warehouse or elsewhere, all at the cost of and for the account of Subtenant. As a material part of the consideration for this Sublease, Subtenant hereby waives any benefits of any applicable existing or future law, including the provisions of California Civil Code sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

11.Alterations.

a.Alterations Generally.  Subtenant shall not make or suffer to be made any alterations, additions or improvements to or of the Subleased Premises or any part thereof, without first obtaining the written consent of Sublandlord and Owner. Sublandlord and/or Owner may require the removal (including the repair or any damage to the Subleased Premises or the Building caused by such removal) of all or any part of the work, at Subtenant’s sole cost and expense, by the expiration or earlier termination of the Term. All alterations, additions or improvements shall be completed in accordance with the Master Lease, and requirements of applicable governmental authorities and insurance carriers at Subtenant’s sole cost and expense.  In the event Owner and Sublandlord consent to the making of any alterations, additions or improvements to the Subleased Premises by Subtenant the same shall be made by Subtenant at Subtenant’s sole cost and expense.

b.Permitted Alterations. Notwithstanding anything to the contrary in Subsection 11(a) above, Subtenant shall have the right to make “cosmetic alterations” without Sublandlord’s or Owner’s consent. For purposes of this Subsection 10(b), “cosmetic alterations” shall have the same definition as Cosmetic Alterations in Subsection 12(e) of the Master Lease. Prior to installing any cosmetic alterations, Sublandlord shall notify Sublandlord and the Owner in writing. Additionally, such cosmetic alterations shall be completed in a good and workmanlike manner and in compliance with all legal requirements. Sublandlord and Owner shall each have the right to inspect Subtenant’s work periodically in connection with any cosmetic alterations to the extent reasonably necessary to ensure Subtenant’s compliance with this Sublease and the Master Lease

12.Insurance.

a.Notwithstanding anything to the contrary contained in the Master Lease, Subtenant agrees to maintain insurance in such amounts and types, as required by Sublandlord under the Master Lease, at Subtenant’s expense and at all times during the term of this Sublease. All applicable policies required of Subtenant hereunder shall name as additional insureds, Owner, Sublandlord and any other party required to be named as an additional insured under the provisions of the Master Lease.

b.All insurance required of Subtenant hereunder shall be primary insurance as to all claims thereunder.  No such policy shall be cancelable except after at least ten (10) business days’ written notice to Sublandlord, Owner and any mortgagee of Owner of which Subtenant has actual notice.  In the event that Subtenant fails to procure any insurance required hereunder, and such failure continues for three (3) days after notice from Sublandlord of such failure, Sublandlord may order such insurance and charge the actual, reasonable cost thereof to Subtenant, which amount shall be payable by Subtenant within ten (10) days of demand. Neither the issuance of any such insurance policy nor the minimum policy limits specified in the Master Lease (as incorporated herein) with respect to coverage shall be deemed to limit or restrict in any way Subtenant’s liability arising under this Sublease.

c.Sublandlord and Subtenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Sublandlord or Subtenant, as the case may be.  As long as such waivers of subrogation are contained in their respective insurance policies, or would have been contained in such insurance policies had the responsible party used commercially reasonable efforts to obtain such waivers, Sublandlord and Subtenant hereby waive any right that either may have against the other (with regard to any such waiver by Subtenant against Sublandlord, such waiver shall also include the Owner) on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft or similar insurance.  If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Section 12, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

13.Release; Indemnification.

a.Subtenant shall indemnify and hold Sublandlord harmless against and from liability and claims of any kind for loss or damage to property of Subtenant or any other person, or for any injury to or death of any person, arising out of: (1) Subtenant’s use and occupancy of the Subleased Premises, or any work, activity or other things allowed or suffered by Subtenant to be done in, on or about the Subleased Premises; (2) any breach or default by Subtenant of any of Subtenant’s obligations under this Sublease; (3) Subtenant’s failure to perform or observe any terms and conditions of the Master Lease which Subtenant is obligated to perform or observe under the terms of this Sublease; or (4) any negligent or otherwise tortious act or omission of Subtenant, its agents, employees, invitees or contractors. As set forth above, Subtenant shall at Subtenant’s expense, and by counsel satisfactory to Sublandlord, defend Sublandlord in any action or proceeding arising from any such claim and shall indemnify Sublandlord against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Sublandlord’s execution of this Sublease, Subtenant hereby assumes all risk of damage or injury to any person or property in, on or about the Subleased Premises from any cause and Subtenant hereby waives all claims against Sublandlord and Owner for any injury or damage to any person (including death) or property in or about the Subleased Premises by or from any cause whatsoever; provided, however, such damage or injury was not caused by the gross negligence or willful misconduct of Owner or Sublandlord or Owner’s or Sublandlord’s agents, contractors, employees or invitees.

b.Sublandlord shall indemnify and hold Subtenant harmless against and from liability and claims of any kind for loss or damage to property of Sublandlord or any other person, or for any injury to or death of any person, arising out of: (1) any breach or default by Sublandlord of any of Sublandlord’s obligations under this Sublease; or (2) any negligent or otherwise tortious act or omission of Sublandlord, its agents, employees, invitees or contractors. As set forth above, Sublandlord shall at Sublandlord’s expense, and by counsel satisfactory to Subtenant, defend Subtenant in any action or proceeding arising from any such claim and shall indemnify Subtenant against all costs, attorneys’ fees, expert witness fees and any other expenses incurred in such action or proceeding.

The parties’ obligations under this Section 13 shall survive the termination of this Sublease.

14.Condemnation. Subject to Section 20 in the Master Lease, in the event of a condemnation proceeding (i.e. taking for any public or quasi-public purpose by the exercise of the power of eminent domain) with respect to the Subleased Premises so as to render the Subleased Premises unusable by Subtenant for its intended purpose, this Sublease shall be terminated on written notice delivered by Subtenant to Sublandlord and no further rent shall be due hereunder from the date of such notice.  If this Sublease is not terminated and Sublandlord receives proportional rent abatement as to the portion of the Subleased Premises taken, then Subtenant shall receive a corresponding reduction in month Base Rent and Tenant’s Proportionate Share hereunder.

15.Fire or other Casualty. Subject to Section 19 of the Master Lease, if the Building shall be damaged by fire (or by smoke or water resulting from fire) or other casualty, the Rent shall be abated in an amount equal to the Rent payable for the portions of the Subleased Premises which are untenantable, from the date of such fire or other casualty to the date the resulting damage shall have been repaired or restored by Owner.  Provided that, Subtenant shall receive such abatement only if and to the extent that Sublandlord receives a comparable abatement of rent from Owner. Nothing contained in this Sublease shall affect in any way the respective rights of Owner and Sublandlord to terminate the Master Lease (pursuant to Section 19 of the Master Lease), regardless of the extent of damage, or the lack thereof, to the Subleased Premises.  In the event that the Master Lease shall be terminated by Owner or Sublandlord as a result of fire or other casualty or other cause, this Sublease shall terminate at the same time; provided, however, if Sublandlord does have the right to terminate the Master Lease as a result of fire or other casualty, Sublandlord shall consult with Subtenant to determine whether or not Subtenant desires to remain in the Subleased Premises. If Subtenant desires to terminate the Sublease and Sublandlord has a corresponding termination right under the Master Lease, then Sublandlord shall terminate the Master Lease (and by extension this Sublease shall terminate).  Sublandlord shall notify Subtenant of any such termination of the Master Lease promptly after receipt or delivery, as the case may be, of notice thereof from or to Owner.  In the event the Subleased Premises shall be damaged or destroyed by fire or other casualty and the Master Lease shall not be terminated, this Sublease shall continue in full force and effect.  If this Sublease shall not be terminated, Subtenant shall be entitled to have the Subleased Premises repaired and restored by Owner to the extent required by and in accordance with the Master Lease, but in no event shall Sublandlord have any obligation to repair or restore the Subleased Premises. Sublandlord and Subtenant each hereby waive the provisions of California Civil Code sections 1932(2), 1933(4) and any other applicable existing or future law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as expressly provided in this Section 15.

16.Subordination. This Sublease is subject and subordinate to the Master Lease and to all leases and mortgages to which the Master Lease may now or hereafter become subject and subordinate.  This clause shall be self-operative and no further instrument of subordination shall be required.  Subtenant shall, however, execute any certificates confirming such subordination which Sublandlord may reasonably request. If, in connection with financing of the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in the Master Lease and this Sublease as a condition to such financing, Subtenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations or decrease the rights of Subtenant hereunder or adversely affect the leasehold interest hereby created or Subtenant’s use and enjoyment of the Subleased Premises.

17.Brokers. Sublandlord represents and warrants that Sublandlord did not deal or engage with any broker in connection with this Sublease, and Sublandlord agrees to indemnify and hold harmless Subtenant from any claims for broker’s commissions by any broker claiming to have acted on behalf of Sublandlord.  Subtenant represents and warrants that Subtenant did not deal or engage with any broker in connection with this Sublease, and Subtenant agrees to indemnify and hold harmless Sublandlord from any claims for broker’s commissions by any broker claiming to have acted on behalf of

Subtenant.  The parties’ obligations under this Section 17 shall survive the termination of this Sublease.

18.Sublandlord Representations. Sublandlord hereby represents to Sublandlord’s actual knowledge, as of the date hereof, that: (i) it is not now in default under the Master Lease nor has it received any notice of default under the Master Lease; (ii) the copy of the Master Lease attached hereto as Exhibit 2 is true, correct and complete and has not been modified or amended; (iii) the execution, delivery and performance by Sublandlord of this Sublease (A) has been duly authorized by Sublandlord, (B) does not conflict with any provision of any instrument to which Sublandlord is a party or by which Sublandlord is bound and (C) constitutes a valid, legal and binding obligation of Sublandlord; and (iv) Sublandlord’s interest and estate in the Subleased Premises and the Master Lease are unencumbered.  Sublandlord further agrees to promptly forward to Subtenant any and all notices of default which it may receive from Owner during the term of this Sublease.

19.Assignment; Subletting. Without first obtaining the prior written consent of Sublandlord and Owner, each of which may be granted in the sole discretion of such party, Subtenant shall not (i) assign or otherwise transfer this Sublease or the estate hereby granted, (ii) sublet all or part of the Subleased Premises, or (iii) mortgage, pledge or encumber this Sublease or all or part of the Subleased Premises in any manner. Notwithstanding the foregoing, Subtenant shall have the right to assign this Sublease or sublet the Subleased Premises (or any portion thereof), without the consent of Sublandlord and Owner, in accordance with Section 16(c) of the Master Lease, provided, (a) the assignee or sublessee assumes, in full, the obligations of Subtenant under this Sublease, (b) Subtenant remains fully liable under this Sublease, and (c) the use of the Subleased Premises (as permitted under the Master Lease and Sublease) remains unchanged.

20.Default and Remedies.

a.Non-Monetary Default. If Subtenant shall default in fulfilling any of the covenants of this Sublease, other than with respect to the matters referred to in Section 20(b) below, upon Sublandlord serving a fifteen (15) days written notice upon Subtenant specifying the nature of such default and upon the expiration of such fifteen (15) days, if Subtenant shall have failed to cure or remedy such default, or, if such default or omission shall be of such a nature that the same cannot be completely cured or remedied within such period, Subtenant shall not have diligently commenced during such default within such period and shall not thereafter proceed, with reasonable diligence and in good faith, to remedy or cure such default, but in no event longer than thirty (30) days in the aggregate, then Sublandlord may serve a written five (5) business days’ notice of termination of this Sublease upon Subtenant and upon expiration of such five day period this Sublease and the Term hereof shall end and expire on and as of such date as fully and completely as if the date of expiration of such five (5) day period were the expiration date of this Sublease and Subtenant shall then quit and surrender the Subleased Premises to Sublandlord but Subtenant shall remain liable to Sublandlord for all remedies

Sublandlord may seek as otherwise provided to Owner pursuant to Section 27.2 of the Master Lease.

b.Monetary Default. If Subtenant shall default in the payment of Base Rent or additional rent on the date due under this Sublease, and such default shall continue for more than five (5) days, then Sublandlord may serve a written three (3) business days’ notice of termination of this Sublease upon Subtenant and upon expiration of such three (3) day period this Sublease and the Term hereof shall end and expire on and as of such date as fully and completely as if the date of expiration of such three (3) day period were the expiration date and Subtenant shall then quit and surrender the Subleased Premises to Sublandlord but Subtenant shall remain liable to Sublandlord for all remedies it may seek as otherwise provided to Owner pursuant to Section 27.2 of the Master Lease.

21.Master Lease Terms and Incorporation by Reference.

a.This Sublease is subject and subordinate to the Master Lease. The foregoing shall be self-operative and no further instrument of subordination shall be required. Except as may be inconsistent with the terms of this Sublease or excluded from incorporation by reference pursuant to Section 21(b) below, all of the terms, covenants and conditions of the Master Lease are hereby made a part of this Sublease with the same force and effect as if fully set forth at length herein and Subtenant acknowledges the continued enforceability of all terms and conditions set forth in the Master Lease and represents and warrants that it shall, during the term of this Sublease, comply with all provisions of the Master Lease. Except as set forth in Section 15 (Certain Rights Reserved by Landlord), Section 26 (Transfer of Landlord’s Interest) and Section 36 (Sign Control) of the Master Lease, the term “Landlord” in the Master Lease shall mean Sublandlord herein and the term “Tenant” in the Master Lease shall mean Subtenant herein and the term “Lease” in the Master Lease shall mean this Sublease. Notwithstanding anything to the contrary contained in this Sublease, in any case where the consent or approval of Owner under the Master Lease is required, Sublandlord’s consent shall be deemed given upon receipt of Owner’s consent.  Sublandlord shall make all payments of base rent and additional rent payments to Owner under the Master Lease and otherwise comply and observe the covenants and conditions of “Tenant” under the Master Lease.

b.The following provisions of the Master Lease are not incorporated into this Sublease: Section 1 (Lease of Premises), Sections 2 (Definitions) (excluding Sections 2(e), (g), (m), (n), (o) and (q)), Section 4 (Delivery of Possession), the second sentence of Section 5.3 (Definition of Rent), Addendum C (Annual Rent Adjustment), Section 7 (Security Deposit), Section 21 (Indemnification), Section 22(d) (Insurance Increase), Section 28 (Brokerage Fees), Section 29 (Notices), Section 37(h) (Corporate Authority), Section 37(k) (Financial Statements), Addendum D (Option to Extend/Lease Extension) and Addendum E (Right of First Offer). For the avoidance of doubt, this Sublease is subject in all respects to the terms of the Master Lease, whether or not such terms thereof are incorporated by reference herein.

22.Modification and Termination of Master Lease. Sublandlord shall not, without the prior written consent of Subtenant (which consent shall not be unreasonably withheld, conditioned or delayed), modify, amend or terminate the Master Lease, except that Sublandlord may modify or amend the Master Lease solely in respect of the portion of the Master Lease Premises that is excluded from the Subleased Premises. If the Master Lease is terminated pursuant to any provision of the Master Lease or otherwise, this Sublease shall terminate simultaneously therewith.

23.Enforcement of Subtenant’s Rights.  Sublandlord shall use reasonable efforts to enforce its rights under the Master Lease for the benefit of Subtenant.  Sublandlord shall promptly forward to Owner any notices or requests for consent or services or repairs as Subtenant may reasonably request. Subject to Owner’s consent, Sublandlord shall permit Subtenant to make requests for services directly to Owner. If Owner shall default in any of Owner’s obligations to Sublandlord under the Master Lease, Subtenant shall, at Subtenant’s expense and with no liability to Sublandlord, have the right to participate, with Sublandlord in the enforcement of Sublandlord’s rights against Owner, including joining in any action or proceeding. In no event shall Sublandlord be required to commence or cooperate with any litigation against Owner or any agent, employee or affiliate thereof. If Sublandlord shall be entitled to a refund or abatement of any rent for any or all of the Subleased Premises, Subtenant shall be entitled to a corresponding refund or abatement.

24.Notices.  Any notice or demand which either party may or must give to the other hereunder shall be in writing and given in accordance with Section 29 of the Master Lease, addressed as follows:

If to Sublandlord:CynergisTek, Inc.

Attn: Paul T. Anthony

11940 Jollyville Road, Suite 300-N

Austin, Texas 787595

In each case, with copies to:

Kirton McConkie

Attn: Alexander Pearson

50 E. South Temple

Salt Lake City, Utah 84111

If to Subtenant:Prior to the Commencement Date:

Vereco, LLC

30012 Ivy Glenn Dr., Suite 210

Laguna Niguel, California 92677

Attn:  Joe Flynn

E-mail: joeflynn@vereco.com

From and after the Commencement Date:

Vereco, LLC

27271 Las Ramblas, Suite 200

Mission Viejo, California 92691

Attn:  Joe Flynn

E-mail: joeflynn@vereco.com

In each case, with copies to:

Fried, Frank, Harris, Shriver & Jacobson LP

One New York Plaza

New York, New York 10004

Attn: Jonathan Mechanic, Esq. and Steven Epstein, Esq.

Either party may, by like notice, direct that future notices or demands be sent to a different address.

25.Signage.  Prior to the Commencement Date, Sublandlord shall remove Sublandlord’s existing master lobby directory signage and suite door signage with respect to the Sublet Premises. Subject to consent of Owner (if required), Subtenant shall have the right, at Subtenant’s sole cost and expense, (i) to install signage in the Building lobby directory and (ii) to install a suite door sign on or about the doors to the Subleased Premises, in each case pursuant to the terms set forth in Addendum A to the Master Lease.

26.Parking.  Subtenant shall be permitted, at no cost to Subtenant, to use four (4) of Sublandlord’s parking stalls per 1,000 usable square feet of the Subleased Premises (4:1,000) on a non-exclusive basis in the area(s) designated by Sublandlord for parking. Subtenant shall abide by any and all parking regulations and rules established from time to time by Owner or Owner’s parking operator. No overnight parking shall be allowed.

27.Counterparts; Signatures.  This Sublease may be executed in multiple counterparts, all of which shall constitute one and the same Sublease. Further, copied or electronically or facsimile transmitted signatures of an original signature shall be treated for all purposes as an original signature.

28.CASp Disclosure. In accordance with Section 1938 of the California Civil Code, Sublandlord discloses to Subtenant that the Subleased Premises and the common area servicing the Subleased Premises have not undergone an inspection by a Certified Access Specialist (“CASp”).  Sublandlord hereby discloses the following to Subtenant:

A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the Subleased Premises, Sublandlord may not prohibit Subtenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the Subtenant, if requested by the Subtenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises.

29.Miscellaneous.

a.Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the state where the Building is located.

b.This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.

c.Subtenant hereby acknowledges that in order to avoid delay this Sublease has been prepared and submitted to Subtenant for signature with the understanding that it shall not be deemed an offer by Sublandlord or bind Sublandlord unless and until it is executed and delivered by Sublandlord, and consented to by Owner.

d.The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective legal representatives, successors and permitted assigns, except as otherwise expressly provided herein.

e.Subtenant hereby agrees to indemnify and hold harmless Sublandlord for any and all claims, expenses or costs (including reasonable attorney’s fees) arising from Subtenant’s holding over in the Subleased Premises beyond the expiration of the term hereunder; provided, that, such indemnity shall only apply to the extent that Sublandlord is liable under the Master Lease for such claims, expenses or costs.

f.The term “Sublandlord,” as used in this Sublease, so far as covenants or obligations on the part of Sublandlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the leasehold interest in the Master Lease presently held by CynergisTek, Inc., the Sublandlord named herein, and, in the event of any transfer or transfers, of such interest, Sublandlord herein named (and in case of any subsequent transfers the then assignor) shall be automatically freed and relieved, from and after the date of such transfer, of all personal liability as respects the performance of any covenant or obligation on the part of Sublandlord contained in this Sublease thereafter to be performed; provided, however, that any funds in the hands of Sublandlord or the then assignor at the time of such transfer in which Subtenant shall have an interest, shall be turned over to the assignee and any amount then due and payable to Subtenant by Sublandlord or the then assignor under any provision of this Sublease, shall be paid to Subtenant, it being intended hereby that the covenants and obligations contained in this Sublease on the part of Sublandlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.  All right, title and interest of Sublandlord in and to the Sublease shall be deemed assigned to, and the Sublandlord’s obligations shall be deemed assumed by, any successor entity to Sublandlord which shall have acquired the goodwill and all or substantially all of the property and assets of Sublandlord or a previously created successor entity regardless of whether any instrument of assignment or other formal documents are executed to accomplish an assignment or assumption of this Sublease to or by the successor entity.

[Signatures Only on the Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

SUBLANDLORD

CYNERGISTEK, INC.

BY: /s/ Paul Anthony__________________

Name: Paul Anthony

Title: CFO

SUBTENANT

VERECO, LLC

BY: /s/ Joseph Flynn___________________

Name: Joseph Flynn

Title: President & CEO

Exhibit 1

Subleased Premises

Exhibit 2

Master Lease

Exhibit 3

Letter of Credit

Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Sublease.  To the extent the terms of this Exhibit are inconsistent with the terms of the Sublease, the terms of this Exhibit shall control.

1.Pursuant to the terms and conditions of the Sublease, Subtenant shall deliver to Sublandlord, to secure full and faithful performance by Subtenant of all of Subtenant’s obligations under the Sublease, a transferable Irrevocable Standby Letter of Credit (the “Letter of Credit”) that is in the amount of $31,240.32 (the “LC Amount”), and in the form attached hereto as Attachment 1, subject to reasonable modifications requested by Sublandlord, issued in favor of Sublandlord as beneficiary thereunder by JP Morgan Chase Bank, N.A. or a state or nationally chartered bank with an office in Mission Viejo, California and with a long term rating of BBB or higher (as rated by Moody’s Investors Service or Standard & Poor’s).  Provided that upon termination or expiration of the Sublease (i) no event of default has occurred and is continuing under the Sublease beyond the applicable cure period, and (ii) Subtenant has paid all monthly Base Rent and additional rent due and owing under the Sublease, this Letter of Credit shall terminate, and Sublandlord shall release to Subtenant the Letter of Credit, and Sublandlord shall, without any further agreement between the parties, be fully and forever released by Subtenant from all liability therefor.

2.The Letter of Credit shall also provide that Sublandlord may, at any time and with notice to Subtenant and without Subtenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity.  In the event of a transfer of Sublandlord’s interest in the Subleased Premises, Sublandlord shall effect a transfer of the Letter of Credit to the transferee in accordance with the terms of the Letter of Credit and thereupon Sublandlord shall, without any further agreement between the parties, be fully and forever released by Subtenant from all liability therefor, and it is agreed that the provisions hereof shall apply to each and every transfer or assignment of the Letter of Credit to a new Sublandlord.

3.If, at any time as result of any drawing by Sublandlord under the Letter of Credit, the undrawn amount of the Letter of Credit shall be less than the LC Amount, Subtenant shall, within twenty (20) days after the date of written notice from Sublandlord, deliver to Sublandlord an amendment to the Letter of Credit which increases the amount available to be drawn under the Letter of Credit to an amount not less than the LC Amount.  If Subtenant shall fail to comply with the obligations imposed under the preceding sentence as and when required, such failure shall irrevocably constitute an event of default by Subtenant under the Sublease, and Sublandlord shall, in addition to and not in derogation of any other right or remedy available to Sublandlord under the Sublease or applicable law in respect of any event of default, have the right to elect, in Sublandlord’s sole and absolute discretion, to terminate the Sublease by written notice to Subtenant.

4.Subtenant hereby acknowledges and agrees that the Letter of Credit, subject to automatic extensions, shall not be allowed to expire prior to the end of the Term of the Sublease. If at any time the Letter of Credit is not renewed and extended by the issuing bank and as a result thereof the Letter of Credit shall be scheduled to expire prior to the end of the Term of the Sublease, Subtenant shall, not later than thirty (30) days prior to the expiration or non-renewal of the Letter of Credit, deliver to Sublandlord a replacement of the Letter of Credit in the form attached hereto as Attachment 1 and satisfying the conditions and the requirements set forth in this Section 4. If Subtenant shall fail to comply with the obligations imposed on Subtenant under this Section 4 as and when required, the same shall irrevocably constitute an event of default by Subtenant under the Sublease, and Sublandlord shall, in addition to and without derogation of any other right or remedy available to Sublandlord under the Sublease or applicable laws in respect of any default, have the right to elect, in Sublandlord’s sole and absolute discretion, to terminate the Sublease by written notice to Subtenant and draw upon the Letter of Credit and apply the proceeds thereof against any monthly Base Rent or additional rent payable by Subtenant under the Sublease that is not paid when due and/or to pay for all uncontested losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it will suffer as a result of any default by Subtenant under the Sublease. Any unused proceeds from the Letter of Credit need not be segregated from Sublandlord’s other assets and Subtenant hereby grants and transfers a security interest on such proceeds to and in favor of Sublandlord to the fullest extent of any present or future interest Subtenant may have in such proceeds.  Sublandlord agrees to release any unapplied proceeds to Subtenant following the expiration of sixty (60) days following expiration of the Term of the Sublease and the payment and performance of each and every duty, obligation and liability of Subtenant under the Sublease.

5.Subtenant hereby acknowledges and agrees that Sublandlord is entering into the Sublease in material reliance upon the ability of Sublandlord to draw upon the Letter of Credit upon the occurrence and continuance of any event of default, subject to and applicable notice and cure period, on the part of Subtenant under the Sublease.  If an event of (a) default under the Sublease as set forth in the Sublease continuing beyond any applicable notice and cure period, (b) any repudiation of the Letter of Credit or purported cancellation thereof, and/or (c) the transmittal of any notice by the Issuer of the Letter of Credit evidencing an intent not to renew the Letter of Credit (subject to Subtenants right to deliver a replacement Letter of Credit pursuant to Section 4 herein), then Sublandlord is fully and unconditionally authorized to, and may, but without obligation to do so, draw upon the Letter of Credit in part or in whole and enforce payment of the Letter of Credit, to cure any such default of Subtenant and/or to compensate Sublandlord for any and all uncontested damages of any kind or nature for which Subtenant is liable under the Sublease as a result of Subtenant’s default; provided, that, Subtenant shall not be liable for any damages unless Sublandlord has corresponding liability under the Master Lease.  Subtenant agrees not to interfere in any way with payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Sublandlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw from the Letter of Credit.

No condition or term of the Sublease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Subtenant agrees and acknowledges that Subtenant has no interest whatsoever in the Letter of Credit.

ATTACHMENT 1

DATE: ___________

IRREVOCABLE STANDBY LETTER OF CREDIT REFERENCE NO.: --------------------

TO:[BENEFICIARY’S NAME]

[BENEFICIARY’S ADDRESS]

[ATTN: ----------------------------]

SIR/MADAM,

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.

BENEFICIARY: [NAME] [ADDRESS]

ACCOUNT PARTY: [NAME] [ADDRESS]

DATE OF EXPIRY: __________________

PLACE OF EXPIRY: AT OUR COUNTERS

AMOUNT: USD ______________

APPLICABLE RULE: ISP LATEST VERSION

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL 12 MONTH PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST XX DAYS PRIOR TO THE CURRENT EXPIRY DATE WE SEND NOTICE IN WRITING TO YOU VIA HAND DELIVERY AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD.   HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND THE FINAL EXPIRY DATE OF ___________. UPON SUCH NOTICE TO YOU, YOU MAY DRAW ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN-APPLICABLE EXPIRY DATE, BY PRESENTATION OF YOUR DATED SIGNED STATEMENT READING AS FOLLOWS:

QUOTE

THE AMOUNT OF THIS DRAWING USD ........... UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NUMBER XXXX-XXXXXX REPRESENTS FUNDS DUE US AS WE HAVE RECEIVED NOTICE FROM JPMORGAN CHASE BANK, N.A. OF THEIR DECISION NOT TO AUTOMATICALLY EXTEND LETTER OF CREDIT NUMBER XXXX-XXXXXX AND THE UNDERLYING OBLIGATION REMAINS OUTSTANDING.

UNQUOTE

ADDITIONAL DETAILS:

WE HEREBY ISSUE THIS LETTER OF CREDIT FOR THE ACCOUNT OF OBLIGOR,**NAME AND FULL ADDRESS INCLUDING CITY AND STATE** ON BEHALF OF  ACCOUNT PARTY, **NAME**.

FUNDS UNDER THIS CREDIT ARE AVAILABLE AGAINST PRESENTATION OF THE

BENEFICIARY'S SIGNED AND DATED STATEMENT REFERENCING OUR LETTER OF CREDIT

NO. XXXX-XXXX, STATING THE AMOUNT OF THE DEMAND AND READING AS FOLLOWS:

“[APPLICANT NAME] (“TENANT”) IS IN DEFAULT UNDER THAT CERTAIN LEASE DATED [DATE], INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO, BETWEEN TENANT AND [BENEFICIARY NAME], AS LANDLORD (THE “LEASE”) FOR PREMISES LOCATED AT [PROPERTY ADDRESS].  LANDLORD HAS PROVIDED THE NOTICE REQUIRED UNDER THE LEASE TO CURE SUCH DEFAULT, AND TENANT HAS FAILED TO CURE THE DEFAULT.  WE HEREBY DEMAND THE AMOUNT OF USD---------------- UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. XXXXXX”.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL ORIGINALS OF AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND EXECUTED. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US TO OBTAIN THE REQUIRED TRANSFER REQUEST FORM AND APPLICABLE CHARGES, IF ANY. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. ****INSERT FOLLOWING ONLY IF TRANSFER FEES ARE FOR APPLICANTS ACCOUNT: ***ALL CHARGES AND FEES RELATED TO SUCH TRANSFER SHALL BE FOR THE ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT MAY BE CANCELLED PRIOR TO EXPIRATION PROVIDED THE ORIGINAL LETTER OF CREDIT (AND AMENDMENTS, IF ANY) ARE RETURNED TO JPMORGAN CHASE BANK, N.A., CHICAGO, IL WITH A STATEMENT SIGNED BY THE BENEFICIARY STATING THAT THE ATTACHED LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION.

WE ENGAGE WITH YOU THAT PRESENTATIONS MADE UNDER AND IN CONFORMITY WITH THE TERMS AND CONDITIONS OF THIS CREDIT WILL BE DULY HONORED ON PRESENTATION IF PRESENTED ON OR BEFORE THE EXPIRATION AT OUR COUNTERS AT 131 SOUTH DEARBORN, 5TH FLOOR, MAIL CODE IL1-0236, CHICAGO, IL 60603-5506, ATTN: STANDBY LETTER OF CREDIT UNIT.  ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY’S ACCOUNT PER THEIR INSTRUCTIONS.  ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH

THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE "ISP98"), AND IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE ATTENTION OF THE STANDBY LETTER OF CREDIT UNIT, 131 SOUTH DEARBORN, 5TH FLOOR, MAIL CODE IL1-0236, CHICAGO, IL 60603-5506 INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE.  FOR TELEPHONE ASSISTANCE, PLEASE CONTACT THE STANDBY CLIENT SERVICE UNIT AT 1-800-634-1969, OR 1-813-432-1210, AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

_______________________________________ AUTHORIZED SIGNER

WE HEREBY AGREE WITH THE FORMAT/LANGUAGE OF THE ABOVE DRAFTED LETTER OF CREDIT, AND WE REQUEST JPMORGAN CHASE BANK, N.A. TO ISSUE THE LETTER OF CREDIT AS ABOVE DRAFTED.

[APPLICANT NAME]

BY: ______________________________________

NAME AND TITLE: ________________________

DATE______________________________________